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                                                                    Exhibit 10.9

                                 PROMISSORY NOTE

$735,000.00                     Houston, Texas                     May 14, 2003

     For value received, the undersigned, Seitel, Inc., a Delaware corporation, promises to pay to the order of Herbert M. Pearlman and Sheryl Ann Pearlman, individuals residing in the State of Florida, as joint payees with right of survivorship ("the Payees") in lawful money of the United States of America, and in installments as hereinafter provided the principal amount of SEVEN HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($735,000.00). In the absence of a default not remedied as provided below, this note shall be non-interest-bearing. All past due principal on this note shall bear interest from maturity hereof until paid at the rate of 18% per annum.

     The principal of this note shall be payable as follows: (1) in monthly installments of $6,416.66 each, the first such installment being due and payable on or before the 1st day of June, 2003, and a like installment of principal being due and payable on or before the same day of each of the thirty-five consecutive months thereafter, (2) in monthly installments of $6,000.00 each, the first such installment being due and payable on or before the 1st day of June, 2006, and a like installment of principal being due and payable on before the same day of each of the eighty-three consecutive months thereafter and (3) the interest on this note shall be due and payable at the same times as the installments of principal and shall be in addition thereto; provided, however, that the entire principal then unpaid and all interest then accrued shall be due and payable on June 1, 2013. The Payees or subsequent holders of the note shall have the right to direct in writing the mechanism by which se installment payments should be made (e.g., by check mailed to a specified location or wire i transfer or other means), by a notice delivered to the undersigned. The undersigned shall have he right and privilege of prepaying all or any part of this note at any time without notice or penalty and all amounts prepaid shall be applied first to the payment of accrued interest and the balance remaining, if any, shall be applied to the reduction of principal.

This note shall mature, and become immediately due and payable, at the option of the holder hereof, without presentment or demand or any notice to the undersigned or any other person obligated hereon, on the date ten days following written notice to the undersigned and Royal Bank of Canada of the occurrence of default in the payment or performance of any liability or obligation of the undersigned to the holder of this note, including any default in the payment of any installment of principal hereof or any interest hereon, when due, which default has not been remedied within such ten-,ay period. Any notice required or permitted to be given pursuant to this note shall be in writ' g and shall be addressed and delivered to the parties as follows: Seitel, Inc. at 10811 South Westview Circle Drive, Suite 100, Building C, Houston, Texas 77043, Attention:
Chief Executive Officer, Telecopy: (713) 881-8901, with a copy to Royal Bank of Canada, 11th Floor 335 - 8th Avenue S.W., Calgary, Alberta T2P 1C9, Attention:
Dave Majeski, Re: (Olympic Seismic), Telecopy: (403) 292-3436, and Herbert M. Pearlman and Sheryl Ann Pearlman at 20 Gatefield Drive, Greenwich, Connecticut 06831 and c/o Eric J. K Nichols, Beck, Redden & Secrest, L.L.P., 1221 McKinney, Suite 4500, Houston, Texas 77010, Telecopy: 713-951-3720. Notices may be sent by fax or served personally and in each case shall be deemed to be received on the day so transmitted by fax or personally delivered, provided that notices by fax

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shall be personally delivered within the two (2) following business days (which term shall exclude Saturdays, Sundays and civic holidays).

If this note is collected by suit or through the Probate or Bankruptcy Court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection, then the undersigned agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorney's fees of the holder hereof.

     This note shall be governed by and construed in accordance with the internal laws of the State of Texas and, to the extent controlling, applicable federal laws of the United States of America.

                                            SEITEL, INC.

                                            By: /s/ Larry E. Lenig
                                            Name: Larry E. Lenig
                                            Title: CEO

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